Exhibit 99.1

FOR IMMEDIATE RELEASE

https://www.prnewswire.com/news-releases/knobloch-information-group-ben-and-skye-

inteligencia-latam-form-skye-salud-to-modernize-healthcare-in-mexico-with-sovereign-ai-302639146.html

KNOBLOCH Information Group, BEN, and Skye Inteligencia LATAM Form Skye Salud

to Modernize Healthcare in Mexico with Sovereign AI

WILMINGTON, Del. & MEXICO CITY — December 11, 2025 — Brand Engagement Network, Inc. (Nasdaq: BNAI) (“BEN”), a developer of secure, governed multimodal AI for regulated industries, together with Skye Inteligencia LATAM and KNOBLOCH Information Group, Mexico’s premier healthcare data authority, today announced the formation of Skye Salud, a new Mexican S.A.P.I. established under a binding agreement to deploy Mexico’s first nationwide sovereign augmented-intelligence platform. This landmark venture is poised to modernize clinical workflows, enhance patient safety, and dramatically expand access to high-quality care across a healthcare system serving over 130 million people.

Addressing Urgent Challenges in a Massive, High-Growth Market.

A Transformational Partnership with KNOBLOCH Information Group: Mexico’s Premier Healthcare Data Authority. Mexico’s healthcare system faces escalating chronic-disease burdens—including over 14 million adults living with diabetes, alongside widespread hypertension and cardiovascular conditions—while many institutions remain reliant on paper records or fragmented Electronic Medical Records (EMRs). These gaps hinder care continuity, diagnostic accuracy, and efficiency. Independent industry research projects Mexico’s EHR and EMR market to grow from USD $2.4 billion in 2025 to USD $5.3 billion by 2031 at approximately 14% CAGR, with this robust double-digit compound annual growth accelerating through 2031 as institutions shift from paper-based workflows to modern digital systems.

Skye Salud is being developed as a secure, Spanish-language native platform designed to integrate seamlessly with existing systems. The platform, targeted for initial Q1 2026 pilots, is intended to support clinicians with ambient scribing, structured documentation, predictive alerts, and population-health insights—all designed to augment, not replace, human judgment.

A Transformational Partnership with KNOBLOCH Information Group: Mexico’s Premier Healthcare Data Authority - Skye Salud was formed under a binding agreement between Skye Inteligencia LATAM and KNOBLOCH Information Group, with both holding an equal 50% ownership. Through BEN’s existing licensing and shareholder agreements with Skye Inteligencia LATAM, BEN, under its license agreement, will receive 35% of applicable gross revenues generated by Skye Inteligencia LATAM’s operations, including those related to Skye Salud. This structure aligns long-term incentives across all partners and reinforces BEN’s revenue opportunities as the platform scales. Skye Inteligencia LATAM will hold two of the three board seats.

The defining strength of Skye Salud is the strategic partnership with KNOBLOCH Information Group, one of Mexico’s most respected and influential leaders in pharmaceutical market intelligence and healthcare infrastructure. Founded in 2000 by Juan Knobloch, M., Director General of KNOBLOCH Information Group, the company is the country’s leading independent provider of audited sell-out data for the private pharmaceutical market, competing directly with global giants.

Key public metrics underscore KNOBLOCH Information Group’s unmatched scale and dominance:

●	Audits 99% of Mexico’s private pharmaceutical market, which represents approximately 74% of the total pharmaceutical market.
●	Tracks real-time sell-out data from a panel of 82 institutions, including national and regional wholesalers, drugstore chains, supermarkets, generic wholesalers, and telemarketing firms.
●	Captures data encompassing billions of units sold annually, providing granular insights into pricing, distribution, sales trends, and product launches.
●	Delivers the foundational data used to compensate an estimated 70% of pharmaceutical sales representatives in Mexico through its A.T.V.® Territorial Sales Management system.
●	Covers nearly 85% of the overall Mexican pharmaceutical market at the sell-out level, including 70% from direct sell-out information.
●	Audits alternative channels that now account for about 37% of the private market in units, including low-priced branded generics and private labels (representing ~12% of total private market volume).

Access to comprehensive, real-time pharmaceutical data has historically been a significant barrier for effective AI deployment in healthcare markets like Mexico’s. KNOBLOCH Information Group’s extensive, proprietary datasets—built over decades of auditing and analysis—provide a critical foundation for overcoming this challenge, enabling data-informed clinical intelligence at scale.

With decades of strong relationships across public institutions, including the Instituto Mexicano del Seguro Social (IMSS) and the Instituto de Seguridad y Servicios Sociales de los Trabajadores del Estado (ISSSTE), as well as pharmacy networks and regional health authorities, KNOBLOCH Information Group offers unmatched operational expertise, regulatory guidance, and local execution—speeding up Skye Salud’s journey to nationwide adoption.

“Partnering with KNOBLOCH Information Group is transformative for BEN and for healthcare in Mexico,” said Tyler Luck, Acting CEO of BEN. “Their dominant position in pharmaceutical data and intelligence, combined with our sovereign AI technology, creates a powerhouse capable of driving real, scalable improvements in clinical care for millions.”

“Skye Salud unites our extensive healthcare data infrastructure and national reach with cutting-edge augmented intelligence tailored for Mexico,” said Juan Knobloch, M., Director General of KNOBLOCH Information Group. “Together, we are laying the foundation for a modern, secure digital ecosystem that can support more consistent and efficient care across the country.”

World-Class Clinical Leadership - Skye Salud benefits from oversight by two renowned BEN board members: Dr. Richard Isaacs, a nationally recognized head and neck oncologic surgeon and former CEO of The Permanente Medical Group and The Permanente Federation, where he oversaw care delivery for more than 13 million patients and led one of the nation’s most significant clinical-technology modernization initiatives; and Dr. Ruy Carrasco, a U.S. citizen with Mexican heritage and a distinguished pediatric rheumatologist whose career has focused on improving chronic-disease management and advancing health-equity outcomes for underserved communities across the U.S. and Mexico.

Their combined experience leading large-scale clinical operations, advancing digital modernization, and improving chronic-disease outcomes ensures that Skye Salud’s development roadmap is guided by physician-executives deeply attuned to the realities of frontline care.

Dr. Isaacs stated that “Mexico’s opportunity to strengthen quality care and reduce—or potentially eliminate—preventable medical errors coupled with rapid digital-health modernization, reflects broader global trends, with analysts projecting strong double-digit CAGR growth in the country’s EHR and EMR market through 2031—reinforcing the strategic importance of building secure, scalable clinical infrastructure through Skye Salud.”

With physician leadership and strategic partnerships guiding development, Skye Salud is being structured around five foundational pillars:

Skye Salud’s Five Pillars of Excellence:

●	Data Access: Leveraging KNOBLOCH Information Group’s real-time pharma intelligence.
●	Patient Safety: Predictive Alerts for high-risk conditions.
●	Operational Efficiency: Ambient scribing and seamless EMR integration.
●	Personalized Care: Spanish-native tools for frontline clinicians.
●	Population Health Insights: Proactive monitoring at scale.
Key Features: One-tap ambient SOAP-note generation, predictive clinical insights, and phased rollout targeted for Q1 2026 pilot programs in public hospitals, pharmacy clinics, and chronic-disease programs.

A Phased Roadmap Toward National Deployment - Pilot programs are expected to launch in the first quarter of 2026 across public hospitals, pharmacy-based clinics, state chronic-disease programs, regional health authorities, and medical education institutions, with a broader rollout to follow.

Together, KNOBLOCH Information Group’s national data infrastructure, BEN’s sovereign AI technology, and Skye Inteligencia LATAM’s regional expertise form a uniquely strong foundation for advancing healthcare modernization and increasing access to high-quality clinical support across Mexico.

Skye Salud represents a coordinated commitment to building secure, scalable digital infrastructure that supports the future of healthcare delivery across Mexico.

About Brand Engagement Network, Inc. (BEN): Brand Engagement Network, Inc. (Nasdaq: BNAI) develops conversational AI agents for regulated industries. Its ELM™ with retrieval-augmented generation powers multimodal, compliance-focused AI across chat, voice, avatar, and digital channels. With 21 issued patents and adoption in life sciences, healthcare, insurance, financial services, hospitality, retail, and automotive, BEN remains at the forefront of enterprise AI and regulatory standards. Visit www.beninc.ai.

About Skye Salud: Skye Salud is a Mexican S.A.P.I. formed by Skye Inteligencia LATAM and KNOBLOCH Information Group to modernize healthcare delivery. The sovereign, Spanish- native platform is being developed to integrate with existing systems to strengthen documentation, safety, and access nationwide.

About Skye Inteligencia LATAM: Skye Inteligencia LATAM deploys secure, sovereign AI solutions for Latin America’s regulated sectors, through its partnership with BEN to address critical infrastructure challenges in healthcare, government, and enterprises.

About KNOBLOCH Information Group: Founded in 2000, KNOBLOCH Information Group is Mexico’s leading independent provider of pharmaceutical market intelligence, delivering audited sell-out data and territorial sales management tools that power decision-making for the industry’s largest stakeholders.

Media Contact: Amy Rouyer Brand Engagement Network, Inc. Email: amy.rouyer@beninc.ai

Investor Relations Contact: Brand Engagement Network, Inc. Email: investors@beninc.ai

Forward-Looking Statements: Certain statements in this communication are “forward-looking statements” within the meaning of federal securities laws. They are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, BEN’s current expectations, assumptions, plans, strategies, and anticipated results. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. There are a number of risks, uncertainties and conditions that may cause BEN’s actual results to differ materially from those expressed or implied by these forward-looking statements, including but not limited to the risk factors described in Part I, Item 1A of Risk Factors in BEN’s Annual Report on Form 10-K for the year ended December 31, 2024 and the other risk factors identified from time to time in BEN’s other filings with the Securities and Exchange Commission (the “SEC”). These forward-looking statements may include words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” “should,” “may,” “will,” “might,” “could,” “would,” or similar expressions.